Exhibit 99.1

Ault Alliance Reports Preliminary Revenue of $36 Million for First Quarter 2024

LAS VEGAS--(BUSINESS WIRE) – April 29, 2024 – Ault Alliance, Inc. (NYSE American: AULT), a diversified holding company (“Ault Alliance,” or the “Company”), today announced preliminary revenue of $36 million for the first quarter of 2024, the highest first quarter topline results in the Company’s history.

The preliminary revenue of $36 million for the first quarter of 2024 excludes $3 million of revenue from the four hotels owned and operated by the Company’s wholly owned subsidiary, Ault Global Real Estate Equities, Inc. (“AGREE”), which in the first quarter of 2024, were considered held for sale and included in discontinued operations. The Company recently announced that it has ended the marketing process for its AGREE hotel properties. As a result, upon the announcement, it was determined that the AGREE assets and liabilities previously presented as assets and liabilities held for sale within the Company’s balance sheet will no longer meet the held for sale criteria and amounts previously presented in discontinued operations will be reclassified into continuing operations for all periods presented going forward.

A significant contributor to first quarter 2024 revenue was the robust performance of Sentinum, Inc. (“Sentinum”), specializing in data center operations and Bitcoin mining. Preliminary revenue for Sentinum reflects a significant 51% growth from the prior year first quarter, primarily a result of the increase in the price of Bitcoin.

Additionally, Circle 8 Crane Services, LLC (“Circle 8”), which specializes in manned and operated heavy equipment rental services had steady revenue at approximately $13 million for the first quarter of 2024.

“We are thrilled to start the year with such momentum across our key business units,” said Milton “Todd” Ault III, Founder and Executive Chairman of the Company. “This performance is a testament to our focused strategy and the hard work of our dedicated team. We are excited about the future and look forward to sharing more about our growth initiatives soon.”

Ault Alliance remains committed to leveraging its market position to drive sustainable growth and create value for its stockholders. As customary, the Company will continue sharing updates about its main operating subsidiaries and the specific growth projects attributed to each unit as circumstances warrant.

For more information on Ault Alliance and its subsidiaries, Ault Alliance recommends that stockholders, investors, and any other interested parties read Ault Alliance’s public filings and press releases available under the Investor Relations section at www.Ault.com or at www.sec.gov.

About Ault Alliance, Inc.

Ault Alliance, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, Ault Alliance owns and operates a data center at which it mines Bitcoin and offers colocation and hosting services for the emerging artificial intelligence ecosystems and other industries, and provides mission-critical products that support a diverse range of industries, including metaverse platform, oil exploration, crane services, defense/aerospace, industrial, automotive, medical/biopharma, consumer electronics, hotel operations and textiles. In addition, Ault Alliance extends credit to select entrepreneurial businesses through a licensed lending subsidiary. Ault Alliance’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.Ault.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties.

Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8- K. All filings are available at www.sec.gov and on the Company’s website at www.Ault.com.

Ault Alliance Investor Contact:

IR@Ault.com or 1-888-753-2235